EXHIBIT 99.1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, we, the signatories of the statement on Schedule 13D to which this joint filing agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: April 8, 2008
FP HYPERCOM HOLDCO, LLC
	By:	Francisco Partners II, L.P., General Partner
	By:	Francisco Partners GP II, L.P., General Partner
	By:	Francisco Partners GP II Management, LLC,
General Partner

	By:	/s/ Keith Geeslin

Name: Keith Geeslin
Title: Managing Member

FRANCISCO PARTNERS II, L.P.
	By:	Francisco Partners GP II, L.P., General Partner
	By:	Francisco Partners GP II Management, LLC,
General Partner

	By:	/s/ Keith Geeslin

Name: Keith Geeslin
Title: Managing Member

FRANCISCO PARTNERS PARALLEL FUND II, L.P.
	By:	Francisco Partners GP II, L.P., General Partner
	By:	Francisco Partners GP II Management, LLC,
General Partner

	By:	/s/ Keith Geeslin

Name: Keith Geeslin
Title: Managing Member

FRANCISCO PARTNERS GP II, L.P.
	By:	Francisco Partners GP II Management, LLC,
General Partner

	By:	/s/ Keith Geeslin

Name: Keith Geeslin
Title: Managing Member

FRANCISCO PARTNERS GP II MANAGEMENT, LLC

	By:	/s/ Keith Geeslin

Name: Keith Geeslin
Title: Managing Member